UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 16, 2020
Date of Report (Date of earliest event reported)

STEIN MART, INC.
(Exact name of registrant as specified in its charter)

Florida	0-20052	64-0466198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1200 Riverplace Blvd., Jacksonville, Florida 32207
(Address of principal executive offices, including Zip Code)

(904) 346-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SMRT	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
As previously disclosed, on January 30, 2020, Stein Mart, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stratosphere Holdco, LLC, a Delaware limited liability company (“Parent”), and Stratosphere Merger Sub, Inc., a Florida corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub would merge with and into the Company, with the Company being the surviving corporation as an indirect wholly-owned subsidiary of Parent (the “Merger”).
On April 16, 2020, the Company, Parent, Merger Sub and Stein Family Holdco LLC, an entity controlled by Jay Stein, entered into a mutual agreement to terminate the Merger Agreement (such agreement, the “Termination Agreement”). The Termination Agreement includes mutual releases of known and unknown claims among the Company, Parent and Merger Sub and between Parent and Merger Sub, on the one hand, and the Rollover Investor, on the other hand. The termination was approved by the Board of Directors of the Company, other than Jay Stein, and is in response to the unpredictable economic conditions resulting from the global health crisis caused by the coronavirus (COVID-19) pandemic, uncertainty regarding the Company’s ability to satisfy the conditions to closing, and the substantial expense to the Company of soliciting shareholder approval for a transaction which is unlikely to close. Neither Parent nor the Company will be required to pay the other a termination fee as a result of the mutual decision to terminate the Merger Agreement.
The foregoing summary of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is attached as Exhibit 10.1 and incorporated by reference.
On April 16, 2020, the parties issued a joint press release announcing the termination of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1  Termination and Settlement Agreement dated April 16, 2020.
99.1   Press Release dated April 16, 2020.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date:	April 16, 2020	By:	/s/ James B. Brown
James B. Brown
Executive Vice President and Chief Financial Officer